Exhibit 10.10

October 31, 2024

Re: Amendment to Restricted Stock Agreement

Dear [],

This letter agreement (this “Amendment”) amends the Restricted Stock Grant Notice and Restricted Stock Agreement dated as of [] (the “Agreement”) by and between HighPeak Energy, Inc. (the “Company”) and you (the “Participant”), pursuant to which the Company granted you [] shares of restricted stock (the “Restricted Shares”) under the HighPeak Energy, Inc. Amended and Restated Long Term Incentive Plan (the “Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan, as applicable.

The parties hereby agree as follows:

1.	Vesting Schedule. The Vesting Schedule on the grant notice is hereby deleted and replaced in its entirety with the following:

“Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the Restricted Shares shall vest on December 31, 2025, so long as you continuously provide services to the Company or an Affiliate as applicable, from the Date of Grant through such vesting date. Notwithstanding anything in the preceding sentence to the contrary, the Restricted Shares granted hereunder shall immediately become fully vested as set forth in Section 3 of the Agreement.”

2.

Consideration. In consideration of your agreement to the amendment of the vesting schedule as set forth above, the Company agrees to pay you a bonus in an amount equal to $[] for the fiscal year ending December 31, 2024, subject to your continued service to the Company or an Affiliate as applicable, through the date of payment and the achievement of such performance goals as may be established by the Company in its sole discretion. Such bonus shall be paid to you no later than March 15, 2025.

3.	Ratification. Except as expressly amended by this Amendment, the Agreement and the Plan remain in full force and effect and are hereby ratified and confirmed by the parties.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

Please indicate your acceptance of this Amendment by signing and returning a copy of this letter to the Company.

Sincerely, HighPeak Energy, Inc. By: _______________________ Name: _____________________ Title: ______________________

Accepted and agreed:

Participant

Signature: ______________________

Name: _________________________

Date: __________________________